UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMERICAN REALTY CAPITAL
HEALTHCARE TRUST III, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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405 Park Avenue, 14th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Monday, June 15, 2015

April 28, 2015

To the Stockholders of American Realty Capital Healthcare Trust III, Inc.:

I am pleased to invite our stockholders to the 2015 Annual Meeting of Stockholders (“Annual Meeting”) of American Realty Capital Healthcare Trust III, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on Monday, June 15, 2015 at The Core Club, located at 66 E. 55th Street, New York, NY 10022, commencing at 3:45 p.m. (local time). At the Annual Meeting, you will be asked to consider and vote upon (i) the election of three members to the Board of Directors, (ii) the ratification of the appointment of KPMG LLP, (“KPMG”) as the company’s independent auditor and (iii) such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Our Board of Directors has fixed the close of business on Wednesday, April 22, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any or postponement or adjournment thereof. Record holders of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about the proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, Boston Financial Data Services, Inc. at 1-855-800-9422.

Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. You may authorize a proxy to vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, reminding you to vote your shares.

You are cordially invited to attend the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

/s/ Thomas P. D’Arcy

Thomas P. D’Arcy
Chief Executive Officer, President and Secretary

i

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

ii

iii

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

405 Park Avenue, 14th Floor
New York, New York 10022

PROXY STATEMENT

The accompanying proxy card, mailed together with this proxy statement (this “Proxy Statement”) and our 2014 Annual Report on Form 10-K for the year ended December 31, 2014 (our “2014 10-K”), is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of American Realty Capital Healthcare Trust III, Inc., a Maryland corporation (which we refer to in this Proxy Statement as the “Company”), for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue, 14th Floor, New York, New York 10022. This Proxy Statement, the accompanying proxy card, Notice of Annual Meeting and our 2014 10-K were first mailed to our stockholders on or about April 28, 2015.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting To Be Held on Monday, June 15, 2015

This Proxy Statement, the Notice of Annual Meeting and our 2014 10-K are available at:
www.2voteproxy.com/arc.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on Monday, June 15, 2015, commencing at 3:45 p.m. (local time) at The Core Club, located at 66 E. 55th Street, New York, NY 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect three directors for one-year terms expiring in 2016, each to serve until his or her successor is duly elected and qualified;
2.	ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent auditor for 2015; and
3.	consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of our common stock, par value $0.01 per share (“Common Stock”) entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting, is the close of business on April 22, 2015. As of the record date, 1,271,831 shares of our Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock entitles the holder to one vote on each matter considered at the Annual Meeting or any postponement or adjournment thereof. The enclosed proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting, including directions to the Annual Meeting, can be obtained by calling our proxy solicitor, Boston Financial Data Services, Inc. (“Boston Financial”) at 1-855-800-9422. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at www.2voteproxy.com/arc at any time prior 11:59 p.m. Eastern Time on June 14, 2015, and following the instructions provided on the proxy card; or
•	by telephone, by calling 1-800-830-3542 at any time prior 11:59 p.m. Eastern Time on June 14, 2015, and following the instructions provided on the proxy card.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card enclosed with this Proxy Statement. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may vote in person, and any proxies that you submitted by mail or by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR”: (i) the election of the three nominees for director named in this proxy statement for one-year terms expiring in 2016, each to serve until his or her successor is duly elected and qualified and the fiscal year ending December 31 and (ii) the ratification of the appointment of KPMG as the Company’s independent auditor for 2015.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Boston Financial Data Services, Inc., 2000 Crown Colony Drive, Quincy, MA 02169; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What vote is required to approve each item?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of the holders of a majority of all shares of Common Stock who are present in person or by proxy at the meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of the election of directors, abstentions and broker non-votes will count toward the presence of a quorum but will have the same effect as votes cast against each director. The proposal to ratify the appointment of KPMG as the Company’s independent auditor requires the affirmative vote of at least a majority of all the votes cast on the proposal. For purposes of ratification of the appointment of KPMG LLP as the Company’s independent auditor, abstentions and broker non-votes will count toward the presence of a quorum but will have no effect on the proposal. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s charter.

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Boston Financial, Realty Capital Securities, LLC (the “Dealer Manager”) and American National Stock Transfer, LLC (“ANST”) to aid in the solicitation of proxies. Boston Financial will receive a fee of approximately $14,000 and we expect to pay the Dealer Manager and ANST an aggregate amount of approximately $8,000 for proxy solicitation services provided for us, which includes the reimbursement for certain costs and out of pocket expenses incurred in connection with their services, all of which will be paid by us. See “Certain Relationships and Related Party Transactions — Advisor” for a description of the Company’s relationship and transactions with the Dealer Manager and ANST. In addition, our directors and officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders whose votes have not been received may receive a telephone call from a representative of Boston Financial. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the Boston Financial representative is required to ask for each stockholder’s full name and address, or the zip code or control number, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the Boston Financial representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Boston Financial, then the Boston Financial representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Boston Financial representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Boston Financial will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and asking the stockholder to call Boston Financial immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at (212) 415-6500. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our 2014 10-K or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling us at (212) 415-6500 or by mailing a request to American Realty Capital Healthcare Trust III, Inc., 405 Park Avenue, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call Boston Financial, our proxy solicitor, at 1-855-800-9422.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, or our 2014 10-K or any documents relating to any of our future stockholder meetings, please contact: American Realty Capital Healthcare Trust III, Inc., 405 Park Avenue — 14th Floor, New York, New York 10022, Attention: Investor Relations, Telephone: 1-877-373-2522, E-mail: investorservices@americanrealtycap.com, website: www.thehealthcarereit3.com.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2016 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on November 30, 2015 and ending at 5:00 p.m., Eastern Time, on December 30, 2015. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: American Realty Capital Healthcare Trust III, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Edward F. Lange, Jr., Chief Financial Officer, Chief Operating Officer and Treasurer. For additional information, see the section in this Proxy Statement captioned “Stockholder Proposals for the 2016 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR” (I) THE ELECTION OF THE THREE NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING IN 2016 EACH TO SERVE UNTIL HIS OR HER SUCCESSORS IS DULY ELECTED AND QUALIFIED, AND (II) THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2015. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations, including supervising our advisor, American Realty Capital Healthcare III Advisors, LLC (the “Advisor”). Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The charter of the Company (the “Charter”) and bylaws provide that the number of directors shall be fixed by a resolution of the Board of Directors; provided, however, that from the commencement of the Company’s ongoing initial public offering the number of directors shall never be less than three or greater than ten. The number of directors on our Board is currently fixed at three.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2016 annual meeting of stockholders and until his or her successor is duly elected and qualifies: William M. Kahane, P. Sue Perrotty and B.J. Penn. Each nominee currently serves as a director of the Company.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the three nominees. If you do not wish your shares to be voted for any particular nominee, please identify the exception(s) in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by the affirmative vote of the holders of a majority of all shares of Common Stock who are present in person or by proxy at the Annual Meeting, provided that a quorum is present.

We know of no reason why any nominee will be unable to serve if elected. If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
William M. Kahane	67	Executive Chairman
P. Sue Perrotty	61	Independent Director; Audit Committee Chair
B.J. Penn	77	Independent Director

William M. Kahane

William M. Kahane was appointed as a director and executive chairman of the Company in December 2014. William M. Kahane served as chief operating officer, treasurer and secretary of American Realty Capital Global Trust, Inc. (“ARC Global”), the ARC Global advisor and the ARC Global property manager from October 2014 until February 2015 and was appointed as a director of ARC Global in February 2015. Mr. Kahane also served as executive chairman of the board of directors of ARC Global from February 2015 to March 2015. Mr. Kahane has served as an executive officer of American Realty Capital Trust V, Inc. (“ARCT V”), the ARCT V advisor and the ARCT V property manager since November 2014 and in December 2014 was appointed as chief executive officer of ARCT V. Mr. Kahane was appointed as a director and as chairman of the board of directors of ARCT V in February 2015. Mr. Kahane has served as a director of American Realty Capital — Retail Centers of America, Inc. (“ARC RCA”) since its formation in July 2010 and also served as an executive officer of ARC RCA and the ARC RCA advisor from their respective formations in July 2010 and May 2010 until March 2012. From November 2014 to December 2014, Mr. Kahane served as chief operating officer and secretary of ARC RCA and the ARC RCA advisor. Mr. Kahane has served as the president of ARC RCA and the ARC RCA advisor since November 2014 and was appointed as the chairman of the board of directors of ARC RCA and the chief executive officer of ARC RCA and the ARC RCA advisor in December 2014. Mr. Kahane has served as chief executive officer of AR

Capital Acquisition Corp. since August 2014. Mr. Kahane has served as a director of American Realty Capital New York City REIT, Inc. (“ARC NYCR”) since its formation in December 2013 and was appointed as executive chairman in December 2014. Mr. Kahane was appointed as a director and executive chairman of the board of directors of American Realty Capital Global Trust II, Inc. (“ARC Global II”) in December 2014 and previously served as the chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from October 2014 until December 2014. Mr. Kahane was appointed a director of American Realty Capital Hospitality Trust, Inc. (“ARC HOST”) in February 2014 and was appointed as executive chairman in December 2014. Mr. Kahane previously served as the chief executive officer and president of ARC HOST from August 2013 to November 2014. Mr. Kahane has served as a director of Realty Finance Trust, Inc. (“RFT”) since November 2014 and was appointed as chairman in December 2014. Mr. Kahane was appointed as a director and as the chairman of the board of directors of American Realty Capital — Retail Centers of America II, Inc. (“ARC RCA II”) in December 2014 and has served as chief executive officer of ARC RCA II and the ARC RCA II advisor since November 2014. Mr. Kahane has served as the president of ARC RCA II and the ARC RCA II advisor since October 2014. Mr. Kahane served as chief operating officer and secretary of ARC RCA II and the ARC RCA II advisor from October 2014 to December 2014. Mr. Kahane was appointed as a director and as the executive chairman of the board of directors of American Realty Capital New York City REIT II, Inc. (“ARC NYCR II”) in January 2015. Mr. Kahane has also served as a director of New York REIT, Inc. (“NYRT”) since its formation in October 2009 and was appointed as executive chairman in December 2014. Mr. Kahane also previously served as president and treasurer of NYRT from its formation in October 2009 until March 2012. Mr. Kahane served as a director of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) from its formation in August 2010 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Kahane previously served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their respective formations in August 2010 until March 2012. Mr. Kahane has served as a director of American Realty Capital Healthcare Trust II, Inc. (“ARC HT II”) since March 2013 and served as executive chairman from December 2014 until February 2015. He also served as a director and executive officer of American Realty Capital Properties, Inc. (“ARCP”) from December 2010 until March 2012. Additionally, Mr. Kahane served as an executive officer of ARCP’s former manager from November 2010 until March 2012 and served as a director of ARCP from February 2013 to June 2014. Mr. Kahane served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane served as an executive officer of American Realty Capital Trust III, Inc. (“ARCT III”), the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as a director of Phillips Edison —  ARC Grocery Center REIT II, Inc. (“PECO II”) from August 2013 until January 2015. Mr. Kahane also has been the interested director of Business Development Corporation of America (“BDCA”) since its formation in May 2010 and Business Development Corporation of America II since April 2014. Until March 2012, Mr. Kahane was also chief operating officer of BDCA. Mr. Kahane served as a director of RCAP from February 2013 until December 2014, and served as chief executive officer of RCS Capital Corporation (“RCAP”) from February 2013 until September 2014. Mr. Kahane served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc. (“Cole DNAV”) from February 2014 until December 2014, and served as a director of Cole Credit Property Trust, Inc. (“CCPT”) from February 2014 until May 2014.

Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., or Morgan Stanley, specializing in real estate, including the lodging sector becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Nicholas S. Schorsch while a trustee at American Financial Realty Trust (“AFRT”), from April 2003 to August 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC (“GF Capital”), a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business.

P. Sue Perrotty

P. Sue Perrotty was appointed as an independent director of the Company in August 2014 and as Audit Committee Chair in December 2014. Ms. Perrotty served as an independent director of ARC HT from November 2013 until January 2015 when ARC HT closed its merger with Ventas, Inc. and has served as an independent director of NYRT since September 2014. Ms. Perrotty also served as an independent director of ARC DNAV from August 2013 until August 2014 and ARC HOST from September 2013 to September 2014. Ms. Perrotty has served as president and chief executive officer of AFM Financial Services in Cranford, New Jersey since April 2011. Ms. Perrotty also has been an investor and advisor to several small businesses and entrepreneurs in varying stages of development since August 2008. Ms. Perrotty served in the administration of Governor Edward G. Rendell as chief of staff to First Lady, Judge Marjorie Rendell from November 2002 through August 2008. Ms. Perrotty held the position of executive vice president and head of Global Operations for First Union Corp. as a member of the Office of the Chairman from January 2001 to January 2002. Prior to that time, Ms. Perrotty was Banking Group head for the Pennsylvania and Delaware Banking Operations of First Union from November 1998 until January 2001. Ms. Perrotty joined First Union through the merger with Corestates Bank where she served as executive vice president and head of IT and Operations from April 1996 until November 1998. Ms. Perrotty also served as senior executive vice president and head of all Consumer Businesses including Retail Banking, Mortgage Banking, Product Development and Marketing as well as strategic customer information and delivery system development. Ms. Perrotty was a member of the chairman’s staff in each of the companies she served. Ms. Perrotty serves on several boards including the Board of Trustees of Albright College, where she is currently chair of the Finance Committee and member of the Investment and Property subcommittees. Ms. Perrotty also serves as vice chair of the Berks County Community Foundation, and as development chair for the Girls Scouts of Eastern PA Board. Ms. Perrotty has received several awards for community leadership and professional accomplishments including the PA 50 Best Women in Business, the Franciscan Award from Alvernia University, the Albright College Distinguished Alumni Award, the Women of Distinction Award from the March of Dimes, Taking the Lead Award from the Girl Scouts of Eastern PA and the 2006 Champion of Youth Award from Olivet Boys & Girls Club. Ms. Perrotty is a graduate of Albright College with a Bachelor of Science degree in Economics and was also awarded an Honorary Doctor of Laws degree from Albright College in 2010. We believe that Ms. Perrotty’s experience as an independent director of NYRT, ARC NYCR, ARC HOST and ARC HT, her prior experience as a director of ARC DNAV, her prior business experience and her leadership qualities make her well-qualified to serve on our Board of Directors.

B.J. Penn

B.J. Penn was appointed as an independent director of the Company in August 2014. Mr. Penn has served as an independent director of ARC RCA II since August 2014 and has served as an independent director of ARC NYCR II since February 2015. Mr. Penn has served as president of Penn Construction Group, Inc., a company that provides consulting services in the areas of program infrastructure and management, since January 2010, and has served as president and chief executive officer of Genesis IV, LLC, a company that provides consulting services in the areas of engineering, design and construction, since October 2009. Mr. Penn served as Assistant Secretary (Installations and Environment) of the United States Navy from April 2005 to September 2009, and also served as Acting Secretary of the Navy from March to May 2009. As Assistant Secretary (Installations and Environment) of the Navy, Mr. Penn was responsible for managing Navy and Marine Corps real property, housing and other facilities totaling 72,500 buildings and 4,484,000 acres with a plant replacement value of $215 billion. Prior to becoming the Assistant Secretary (Installations and Environment) of the Navy, Mr. Penn was the Director of Industrial Base Assessments for the

Navy from October 2001 to March 2005. Mr. Penn earned a Masters of Science from the George Washington University and a Bachelor of Science from Purdue University. We believe that Mr. Penn’s experience as an independent director of ARC RCA II, his experience in various leadership positions in the Navy and his experience managing thousands of buildings and millions of acres of real estate make him well qualified to serve as a member of our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF WILLIAM M. KAHANE, P. SUE PERROTTY AND B.J. PENN AS MEMBERS OF THE BOARD OF DIRECTORS EACH TO SERVE UNTIL THE 2016 ANNUAL STOCKHOLDERS MEETING AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIED.

Information About the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations. Our executive officers are employees of the Advisor. The Advisor is controlled by American Realty Capital VII, LLC (the “Sponsor”), which is controlled by Mr. Nicholas S. Schorsch formerly our chairman and Mr. William M. Kahane, our executive chairman.

The Board of Directors held a total of 21 meetings, including actions by written consent, during the year ended December 31, 2014. All directors and nominees attended 100% of the total number of meetings while they were a member of the Board of Directors. We anticipate that all directors and nominees will attend the Annual Meeting. We encourage all directors and director nominees to attend our annual meetings of stockholders.

The Board of Directors has approved and organized an audit committee. The Company does not currently have a conflicts committee, compensation committee or nominating and corporate governance committee. The independent directors carry out the responsibilities typically associated with conflicts committees and compensation committees and the entire Board of Directors carries out the responsibilities typically associated with nominating and corporate governance committees. The audit committee held a total of three meetings, including actions taken by written consent, during the year ended December 31, 2014. Our directors and nominees who are members of the audit committee attended 100% of all meetings while they were members of the audit committee.

Leadership Structure of the Board of Directors

William M. Kahane currently serves as the executive chairman of the Board of Directors and Thomas P. D’Arcy serves as our chief executive officer. As chief executive officer of the Company and our Advisor, Mr. D’Arcy is responsible for our daily operations and implementing our business strategy. The Board believes that its leadership structure, which separates the Chairman and Chief Executive Officer roles, is appropriate at this time in light of the inherent difference between the two roles. This division of authority and responsibilities also allows our chief executive officer to focus his time on running our daily operations and our chairman to focus his time on organizing the work of the Board of Directors and presiding over meetings of the Board of Directors. The Board of Directors may modify this structure to best address the Company’s circumstances for the benefit of its stockholders when appropriate.

The Company’s management believes that having a majority of independent, experienced directors, provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of all property acquisitions, incurrence and assumptions of debt, its oversight of the Company’s executive officers and the Advisor, managing risks associated with the independence of the members of the Board, and reviewing and approving all transactions with parties affiliated with our Advisor or Sponsor and resolving other conflicts of interest between the Company and its subsidiaries, on the one hand, and the

Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

The Board of Directors established an audit committee in August 2014. Our audit committee held three meetings including action by written consent during the year ended December 31, 2014. The charter of the audit committee is available to any stockholder who requests it c/o American Realty Capital Healthcare Trust III, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The audit committee charter is not currently available on the Company’s website, but the Company intends to make it available in the near future. A copy of the current audit committee charter is also attached as Appendix A to this proxy statement. Our audit committee consists of Ms. Perrotty and Mr. Penn, each of whom is “independent” within the meaning of the applicable (i) provisions set forth in the Company’s charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules. Ms. Perrotty is the chair of our audit committee. The Board has determined that Ms. Perrotty is qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC and is an independent director.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

The audit committee’s report on our financial statements for the year ended December 31, 2014 is discussed below under the heading “Audit Committee Report.”

Oversight of Compensation

The Company does not have any employees and compensation of directors is set by the independent directors. In carrying out these responsibilities, our Board may delegate any or all of its responsibilities to a subcommittee to the extent consistent with the Company’s charter, bylaws and any other applicable laws, rules and regulations. However, the Board of Directors does not believe that any marked efficiencies or enhancements would be achieved by the creation of a separate compensation committee at this time.

Oversight of Nominations and Corporate Governance

The Company does not have a standing nominating and corporate governance committee nor a conflicts committee. The Board believes that because of the size and composition of the Board, it is more efficient and cost effective for the full Board to perform the duties of a nominating and corporate governance committee. The entire Board of Directors, including our independent directors, is responsible for (i) identifying qualified individuals to become directors of the Company, (ii) recommending director candidates to fill vacancies on the Board and to stand for election by the stockholders at the annual meeting, (iii) recommending committee assignments, (iv) periodically assessing the performance of the Board and (v) reviewing and recommending appropriate corporate governance policies and procedures for the Company, including developing and recommending a code of business conduct and ethics for the Company’s executive officers and senior financial officers and annually reviewing such code.

The Board of Directors believes that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences. In making its determinations, the Board reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. This review also includes the candidate’s ability to attend regular Board meetings and to devote a sufficient amount of time and effort in preparation for such meetings. The Board also gives consideration to the Board having a diverse and appropriate mix of backgrounds and skills and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understanding our business operations and objectives.

The Board of Directors will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s bylaws. See “Stockholder Proposals for the 2016 Annual Meeting” for additional information regarding stockholder nominations of director candidates.

Oversight of Conflicts of Interest

The Company does not have a standing conflicts committee. The independent directors carry out the functions of a conflicts committee, including approving transactions and resolving other conflicts of interest, between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The independent directors are responsible for reviewing and approving all material transactions with our Sponsor, Advisor or any parties affiliated with these entities, all purchase or leases of properties from, or sales or leases to these parties and reviewing and approving all agreements and amendments to agreements between the Company and these parties.

During the year ended December 31, 2014, all of the members of the Board of Directors reviewed our policies and report that they are being followed by us and are in the best interests of our stockholders. Please read “Certain Relationships and Related Transactions — Affiliated Transactions Best Practices Policy.” In order to reduce or eliminate certain potential conflicts of interest, the Company’s charter contains a number of restrictions related to transactions with our Sponsor the, our Advisor, any of our directors, any of our officers, and any of their respective affiliates or certain of our Stockholders. The independent directors have reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand, which occurred during the year ended December 31, 2014. The independent directors have determined that all our transactions and relationships with our Sponsor, Advisor and their respective affiliates during the year ended December 31, 2014 were fair and were approved in accordance with the policies referenced in “Certain Relationships and Related Transactions.”

Director Independence

Under our organizational documents, we must have at least three but not more than ten directors. The Board of Directors has currently set the number of directors at three. A majority of these directors must be “independent” except for a period of up to 60 days after the death, resignation or removal of an independent director. An “independent director” is defined under the Charter as one who is not associated and has not been associated within the last two years, directly or indirectly, with our Sponsor or Advisor. A director is deemed to be associated with our Sponsor or Advisor if he or she: (a) owns an interest in our Sponsor, Advisor or any of their affiliates; (b) is employed by our Sponsor, Advisor or any of their affiliates; (c) is an officer or director of the Sponsor, Advisor or any of their affiliates; (d) performs services, other than as a director, for us; (e) is a director for more than three REITs organized by our Sponsor or advised by our Advisor; or (f) has any material business or professional relationship with our Sponsor, Advisor or any of their affiliates. A business or professional relationship is considered material per se if the gross revenue derived by the director from our Sponsor and our Advisor and affiliates exceeds 5% of the director’s (i) annual gross revenue, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law, is or has been associated with our Sponsor, Advisor, any of their affiliates or us.

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth above and in the listing standards of the NASDAQ Stock Market (“NASDAQ”) even though our shares are not listed on NASDAQ. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Ms. Perrotty and Mr. Penn have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of the NASDAQ’s director independence standards and audit committee independence standards, as currently in effect. Our Board of Directors has determined that each of the three independent directors satisfy the elements of independence set forth above and in the listing standards of the NASDAQ and under our Charter. There are no familial relationships between any of our directors and executive officers.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of American Realty Capital Healthcare Trust III, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Edward F. Lange, Jr., Chief Financial Officer, Chief Operating Officer and Treasurer. Mr. Lange will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation of Executive Officers

We currently have no employees. Our Advisor performs our day-to-day management functions. Our current executive officers, Messrs. Thomas P. D’Arcy, Edward F. Lange, Jr. and W. Todd Jensen, are all employees of the Advisor and do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. Additionally, Edward M. Weil, Jr., who served as an executive officer during the year ended December 31, 2014, was also an employee of the Advisor and did not receive any compensation directly from the Company for the performance of his duties as an executive officer of the Company. We neither compensate our executive officers, nor do we reimburse either our Advisor or our property manager, American Realty Capital Healthcare III Properties, LLC (the “Property Manager”) for any compensation paid to individuals who also serve as our executive officers, or the executive officers of our Advisor, our Property Manager or their respective affiliates. As a result, we do not have, and our Board has not considered, a compensation policy or program for our executive officers and has not included in this proxy statement a “Compensation Discussion and Analysis,” a report from our compensation committee with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to the Advisor and its affiliates and the Property Manager.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Position(s)
Thomas P. D’Arcy	55	Chief Executive Officer, President and Secretary
Edward F. Lange, Jr.	55	Chief Financial Officer, Chief Operating Officer and Treasurer
W. Todd Jensen	49	Executive Vice President and Chief Investment Officer
William M. Kahane	67	Executive Chairman
P. Sue Perrotty	61	Independent Director; Audit Committee Chair
B.J. Penn	77	Independent Director

Thomas P. D’Arcy

Thomas P. D’Arcy has served as chief executive officer of our Company, our Advisor and our Property Manager since their formation in April 2014 and as president and secretary of our Company, our Advisor and our Property Manager since November 2014. Mr. D’Arcy has also served as the chief executive officer of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012 and as president and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since November 2014. Mr. D’Arcy also served as the chief executive officer of ARC HT from March 2014 and chief executive officer of the ARC HT advisor from April 2012 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. D’Arcy has over 28 years of commercial real estate experience. Mr. D’Arcy has served as the chairman of the board of directors of Inland Real Estate Corporation, or Inland, since April 2008 and as an independent director of Inland since 2005. Prior to joining our advisor, Mr. D’Arcy served as president and chief executive officer for Grubb & Ellis Company, or Grubb & Ellis, since November 2009. He was also a member of its board of directors. Prior to Grubb & Ellis, he was a principal of Bayside Realty Partners, a private real estate company focused on acquiring, renovating and developing land and income-producing real estate from 2004 to 2009. From 2001 to 2003, he served as president and chief executive officer of Equity Investment Group, a private real estate investment trust, and as chairman and chief executive officer of Bradley Real Estate, Inc., a NYSE-listed REIT, from 1989 to 2000. Mr. D’Arcy is a graduate of Bates College.

Edward F. Lange, Jr.

Edward F. Lange, Jr. has served as chief financial officer and chief operating officer of our Company, our Advisor and our Property Manager since their formation in April 2014 and as treasurer of our Company, our Advisor and our Property Manager since November 2014. Mr. Lange has served as the chief financial officer and chief operating officer of ARC HT II since March 2014, as chief financial officer and chief operating officer of the ARC HT II advisor and property manager since February 2014 and as treasurer of ARC HT II, the ARC HT II advisor and property manager since November 2014. Mr. Lange served as chief financial officer and chief operating officer of ARC HT from March 2014 and as chief financial officer and chief operating officer of ARC HT from February 2014 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Lange has 30 years of executive leadership experience in the real estate finance, residential and healthcare industries. Mr. Lange most recently served as the Chief Executive Officer at HRC Investors Corp. during 2013. Prior to HRC, Mr. Lange served as Chief Financial Officer and Director of Americold Realty Trust from June 2011 until May 2012. Mr. Lange served as the Chief Financial Officer, Chief Operating Officer and Director at BRE Properties, Inc., (“BRE”) a New York Stock Exchange traded REIT, from July 2000 until July 2010. At BRE, he was responsible for the operational leadership of BRE, including community operations, all accounting and finance functions, human resources, information technology and other corporate services. Prior to this, from March 1996 until June 2000, he was the Chief Financial Officer at Health Care REIT, Inc. (“HCN”), a New York Stock Exchange traded REIT. Prior to joining HCN, Mr. Lange served as Senior Vice President of Finance of The Mediplex Group Inc., a publicly-owned operator and developer of skilled nursing facilities and rehabilitation hospitals, and affiliated companies from 1992 to 1996. He started his career in investment banking with The Advest Group Inc., from 1984 until 1992. Mr. Lange serves as a Member of the Advisory Board of Anyone Home, Inc. Mr. Lange served as an Independent Director of STAG Industrial, Inc. (“STAG”), a New York Stock Exchange traded REIT, from April 2011 to May 2012. He served as an Independent Director of American Assets Trust, Inc. (“AAT”), a New York Stock Exchange traded REIT, from December 2010 until July 2011. He holds a Master of Business Administration degree from the University of Connecticut and Bachelor of Science degree in Urban Planning from the University of Massachusetts.

W. Todd Jensen

W. Todd Jensen has served as the executive vice president and chief investment officer of our Company, our Advisor and our Property Manager since their formation in April 2014. Mr. Jensen has also served as the executive vice president and chief investment officer of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012. Mr. Jensen also served as the executive vice president and chief investment officer of ARC HT, the ARC HT advisor and the ARC HT property manager from February 2011 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Jensen has almost 25 years of experience in the financing and development of commercial real estate, with 20 of those years focused exclusively on the development, leasing and capitalization of healthcare-related real estate. Mr. Jensen worked for The DASCO Companies, as a consultant from December 2008 to January 2009 and as senior vice president from January 2009 to February 2011, focusing on helping to grow its healthcare-related real estate development business. The DASCO Companies develop, finance, lease and manage medical office buildings and outpatient facilities. During that time, Mr. Jensen established relationships with hospitals and health systems representing more than $300 million in potential development. From August 2003 to September 2008, Mr. Jensen served as senior vice president for Lauth Property Group and started, grew and managed its Healthcare Group, which he lead to become the 8th largest healthcare developer in the United States, according to Modern Healthcare Magazine, with more than $150 million in annual development volume. From 1995 to 2003, Mr. Jensen was a partner and regional vice president of Hammes Company, where he established the Mid-Atlantic and Northeast regional offices and sourced more than $315 million in development and project management work for the firm. From 1992 to 1995, Mr. Jensen worked as assistant vice president for Citicorp Securities in its Real Estate Capital Markets group. Mr. Jensen received a B.A. in Economics and Mathematics from Kalamazoo College and an MBA from University of Pennsylvania’s Wharton School.

William M. Kahane

Please see “Proposal No. 1—Election of Directors—Nominees” on page 5 for biographical information about Mr. Kahane.

P. Sue Perrotty

Please see “Proposal No. 1—Election of Directors—Nominees”’ on page 7 for biographical information about Ms. Perrotty.

B.J. Penn

Please see “Proposal No. 1—Election of Directors—Nominees” on page 7 for biographical information about Mr. Penn.

Compensation of Directors

The following table sets forth information regarding compensation of our directors during the period from April 24, 2014 (date of inception) to December 31, 2014:

Name	Fees Paid in Cash ($)	Stock Awards ($)(5)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Nicholas S. Schorsch(1)	$—	$—	$—	$—	$—	$—	$—
William M. Kahane(2)	—	—	—	—	—	—	—
P. Sue Perrotty(3)	9,875	29,993	—	—	—	—	39,868
B.J. Penn(4)	9,875	29,993	—	—	—	—	39,868

(1)	Mr. Schorsch, who was formerly the executive chairman of the Company, received no additional compensation for serving as a director.
(2)	Mr. Kahane, executive chairman of the Company, received no compensation for serving as a director.
(3)	Ms. Perrotty earned fees in the amount of $39,875 for services as a director during the period from April 24, 2014 (date of inception) to December 31, 2014. The payment of $9,875 is for services rendered during the year ended December 31, 2014.
(4)	Mr. Penn earned fees in the amount of $39,875 for services as a director during the period from April 24, 2014 (date of inception) to December 31, 2014. The payment of $9,875 is for services rendered during the year ended December 31, 2014.
(5)	Value of restricted stock awards granted during the year ended December 31, 2014 calculated based on $22.50 per share, the proceeds, before expenses, to us of a share of Common Stock sold in our initial public offering. See “Certain Relationships and Related Transactions — Dealer Manager” for a description of underwriting compensation of the Dealer Manager in connection with the sale of shares of our Common Stock in our initial public offering.

We pay to each of our independent directors the fees described in the table below. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of our Board of Directors. If a director also is our employee or an employee of our advisor or any of their affiliates, we do not pay compensation for services rendered as a director.

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
Independent Directors	Additional yearly retainer of $55,000 for the lead independent director and $30,000 for each independent director annually; $2,000 for all meetings personally attended by the directors and $1,500 for each meeting attended via telephone; an additional $500 for the audit committee chairperson for personal attendance at all audit committee meetings; $750 per transaction reviewed and voted upon electronically up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.(1)(2)	Pursuant to our employee and director incentive restricted share plan adopted in August 2014, each independent director receives an automatic grant of 1,333 restricted shares of common stock on the date of each annual stockholders’ meeting. Each independent director is also granted 1,333 restricted shares of common stock on the date of initial election to the board of directors. The restricted shares vest over a five year period following the grant date in increments of 20% per annum.
We also pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the company, in the following amounts:
$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, we reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

(1)	If there is a Board meeting and one or more committee meetings in one day, the director’s fees shall not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).
(2)	An independent director who is also an audit committee chairperson receives an additional $500 for personal attendance of all audit committee meetings.

Share-Based Compensation

Restricted Share Plan

In August 2014, the Board of Directors adopted an employee and director incentive restricted share plan (the “RSP”). The RSP provides for the automatic grant of 1,333 restricted shares of Common Stock to each of the independent directors, without any further action by our Board of Directors or the stockholders, on the date of each annual stockholders meeting. Restricted shares issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. The RSP provides us with the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of the Advisor and its affiliates, employees of entities that provide services to us, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to us. The total number of shares of Common Stock reserved for issuance under the RSP will not exceed 5.0% of our outstanding shares, and in any event will not exceed 6,250,000 shares (as such number may be adjusted to stock splits, stock dividends, combinations of similar events).

Restricted share awards entitle the recipient to receive shares of our Common Stock under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of our Common Stock shall be subject to the same restrictions as the underlying restricted shares. There were 2,666 unvested shares outstanding issued to independent directors under the RSP at December 31, 2014.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 15, 2015, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s officers and directors; and
•	all of the Company’s officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Class
American Realty Capital Healthcare III Special Limited Partnership, LLC(2)	8,888			*
Thomas P. D’Arcy	—		—
W. Todd Jensen	—		—
Edward F. Lange, Jr.	—		—
Nicholas S. Schorsch	—		—
William M. Kahane	—		—
P. Sue Perrotty	1,333	(3)		*
B.J. Penn	1,333	(4)		*
All directors and executive officers as a group (7 persons)	11,554	(5)	1.1%

*	Less than 1%.
(1)	The business address of each individual or entity listed in the table is 405 Park Avenue, 14th Floor, New York, New York 10022.
(2)	The special limited partner is controlled by our sponsor, which is controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	Includes 1,333 unvested restricted shares held by Ms. Perrotty which vest annually over a five-year period in equal installments beginning with the date of grant.
(4)	Includes 1,333 unvested restricted shares held by Mr. Penn which vest annually over a five-year period in equal installments beginning with the date of grant.
(5)	Includes 8,888 shares held by American Realty Capital Healthcare III Special Limited Partnership, LLC. See footnote 2 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisor

We entered into an advisory agreement with the Advisor, whereby the Advisor manages our day to day operations. In connection with the asset management services provided by the Advisor, the Company expects to cause American Realty Capital Healthcare III Operating Partnership, L.P. (the “OP”) to issue (subject to periodic approval by the board of directors) to the Advisor performance-based restricted partnership units of the OP designated as “Class B Units,” which are intended to be profit interests and will vest, and no longer be subject to forfeiture, at such time as: (a) the value of the OP’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon (the “economic hurdle”); (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing; (ii) a transaction to which the Company, or the OP, shall be a party, as a result of which OP Units or the Company’s common stock shall be exchanged for, or converted into, the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the Advisor pursuant to the advisory agreement is providing services to the Company immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of the Company’s independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

The Class B Units will be issued in an amount equal to the cost of the Company’s assets multiplied by 0.1875%, divided by the value of one share of Common Stock as of the last day of such calendar quarter, which is equal initially to $22.50 and, at such time as the Company calculates NAV, to per share NAV. When and if approved by the board of directors, the Class B Units are expected to be issued to the Advisor quarterly in arrears pursuant to the terms of the limited partnership agreement of the OP. The Advisor receives distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on the Company’s common stock.

No Class B Units have been approved by our board of directors for issuance as of December 31, 2014.

We also agreed to pay to the Advisor an acquisition fee equal to 1.5% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment), along with reimbursement of acquisition and legal expenses; provided, however, that in no event shall the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable in respect of a particular investment or any reinvestment exceed 4.5% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). We will also reimburse the Advisor up to 2.0% of gross offering proceeds for organization and offering expenses, which may include reimbursements to our Advisor for other organization and offering that it incurs for due diligence fees included in detailed and itemized invoices. We also will pay to the Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under any debt financing or assumed debt that we obtain and use for the acquisition of properties and other investments.

There were no acquisition fees or financing coordination fees incurred during the period from April 24, 2014 (date of inception) to December 31, 2014. For the period from April 24, 2014 (date of inception) to December 31, 2014, we incurred from our Advisor and Dealer Manager $0.7 million of offering costs and reimbursements.

In addition, the parent of our sponsor is party to a services agreement and a transfer agency services agreement with RCS Advisory, LLC (“RCS Advisory”) and ANST, respectively, pursuant to which they and their affiliates provide the Advisor with transaction management services (including, without limitation, transaction management, compliance, due diligence, event coordination and marketing services among others), transfer agency services (including broker and shareholder servicing, transaction processing, year-end IRS reporting and other services), and supervisory services overseeing the transfer agency services performed by a third-party transfer agent, in connection with the performance of services by the performance by the parent of our sponsor and its affiliates, of services for certain American Realty Capital-sponsored companies, including the Company. The Dealer Manager, RCS Advisory and ANST are wholly owned subsidiaries of RCAP, which is under common control with the parent of our sponsor. The amounts received by RCS Advisory and ANST for services performed for the Advisor on behalf of the Company during 2014 are included in the amounts above. The $8,000 we expect to pay for proxy solicitation services provided by the Dealer Manager and ANST in connection with this proxy statement are not included in these amounts.

Thomas P. D’Arcy, our chief executive officer, president and secretary, also is the chief executive officer, president and secretary of our Advisor. Edward F. Lange, Jr., our chief financial officer, chief operating officer and treasurer, also is the chief financial officer, chief operating officer and treasurer of our Advisor. W. Todd Jensen, our executive vice president and chief investment officer, also is the executive vice president and chief investment officer of our Advisor.

For the ownership interests of the Company’s current and former officers and directors in the parent company of our Property Manager, see “— Dealer Manager” below.

Property Manager

We entered into a property management agreement with our Property Manager. We agreed to pay to our Property Manager a property management and leasing fee equal (a) with respect to stand-alone, single-tenant net leased properties, 1.5% of gross revenues from the properties managed, and (b) with respect to all other types of properties, 2.5% of gross revenues from the properties managed, plus market-based leasing commissions applicable to the geographic location of the properties managed. We also will reimburse the Property Manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the Property Manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the Property Manager or its affiliates. Our Property Manager or an affiliate may subcontract the performance of its property management and leasing services duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. If we contract directly with third parties for such services, we will pay them customary market fees and will pay our Property Manager an oversight fee equal to 1.0% of the gross revenues of the property managed. As described above, such oversight fee will reduce the asset management fee payable to our Advisor by the amount of the oversight fee. In no event will we pay our Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. No property management fees were incurred during the period from April 24, 2014 (date of inception) to December 31, 2014.

Thomas P. D’Arcy, our chief executive officer, president and secretary, also is the chief executive officer, president and secretary of our Property Manager. Edward F. Lange, Jr., our chief financial officer, chief operating officer and treasurer also is the chief financial officer, chief operating officer and treasurer of our Property Manager. W. Todd Jensen, our executive vice president and chief investment officer, is the executive vice president and chief investment officer of our Property Manager.

For the ownership interests of the Company’s current and former officers and directors in the parent company of the Property Manager, see “— Dealer Manager” below.

Dealer Manager

We have entered into a dealer manager agreement with the Dealer Manager. We paid to our Dealer Manager 7% of the gross offering proceeds from our initial public offering, except that no selling commissions were paid on shares sold under our distribution reinvestment plan. Our Dealer Manager reallowed all of the selling commission to participating broker-dealers. Alternatively, a participating broker-dealer was permitted to elect to receive a fee equal to 7.5% of gross proceeds from the sale of shares by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of gross proceeds of our primary offering. Our Dealer Manager was required to repay to the Company any excess amounts received over FINRA’s 10% cap if the offering was abruptly terminated before reaching the maximum amount of offering proceeds, which did not occur. Additionally, we paid to our Dealer Manager a dealer manager fee equal to 3% of the gross offering proceeds of our primary offering; we did not pay a dealer manager fee with respect to sales under our distribution reinvestment plan. Our Dealer Manager was permitted to reallow all or part of the dealer manager fee to participating broker-dealers. No selling commissions or dealer manager fees were incurred during the period from April 24, 2014 (date of inception) to December 31, 2014.

Nicholas S. Schorsch, formerly the executive chairman of our board of directors, and William M. Kahane, our executive chairman, together indirectly own a majority of the ownership and voting interests of the public parent company that owns our Dealer Manager. Edward M. Weil, Jr., formerly our president, treasurer and secretary, serves as chairman of our dealer manager.

The public parent company of our Dealer Manager is under common ownership with AR Capital, LLC (“ARC”) and our Property Manager and Advisor are owned directly or indirectly by ARC. ARC also directly or indirectly wholly owns our Advisor and our Property Manager. ARC is owned by current officers and/or directors of the Company as follow: Nicholas S. Schorsch, formerly our executive chairman and William M. Kahane, our executive chairman, own a controlling interest in ARC and Edward M. Weil, Jr., formerly our president, treasurer and secretary, is an equity holder of ARC.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter. No amounts have been paid by us to these individuals pursuant to the indemnification agreement through April 28, 2015.

Affiliated Transaction Best Practices Policy

In March 2011, our Dealer Manager adopted best practices guidelines related to affiliated transactions applicable to all the issuers whose securities are sold on its platform (which includes the Company) that requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict such issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers.

Accordingly, all of the members of the Board voted to approve the Company’s affiliated transaction best practices policy incorporating the Dealer Manager’s best practices guidelines, pursuant to which we may not enter into any co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by Nicholas Schorsch and/or William Kahane, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering, except that we may enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to the stockholders of the Company and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment, and that the Company retains a controlling interest in the underlying investment, the transaction is approved by the independent directors of the Board after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. In the case of such co-investment, the Advisor will be permitted to charge fees at no more than the rate corresponding to the Company’s percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our Advisor or its affiliates will be subject to an inherent conflict of interest. Our Board of Directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our Advisor or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, the current Company’s charter contains a number of restrictions or we have adopted policies relating to: (1) transactions we enter into with our sponsor, our directors, our officers, our Advisor and its affiliates, and certain of our stockholders, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. Some of these restrictions are set forth below:

•	We will not purchase or lease properties in which our sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.
•	We will not make any loans to our sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders, except that we may make or invest in mortgage, bridge or mezzanine loans involving our sponsor, our Advisor, our directors, our officers, their respective affiliates or certain of our stockholders if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.
•	Our Advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, that our Advisor must reimburse us for the amount, if any, by which our total operating expenses paid during the previous year exceeded the greater of: (i) 2% of our average invested assets for that year; and (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that year.
•	Before our Advisor may take advantage of an investment opportunity for its own account or recommend it to others our Advisor is obligated to present such opportunity to us if (a) such opportunity is compatible with our investment objectives and policies, (b) such opportunity is of a character which could be taken by us, and (c) we have the financial resources to take advantage of such opportunity.
•	If an investment opportunity becomes available that is suitable, under all of the factors considered by our Advisor, for both us and one or more other entities affiliated with our Advisor and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our board of directors, including the independent directors, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our Advisor, subject to approval by our board of directors, shall examine, among others, the following factors:
•	the anticipated cash flow of the property to be acquired and the cash requirements and anticipated cash flow of each program;
•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;
•	the policy of each program relating to leverage of properties;
•	the income tax effects of the purchase to each program;
•	the size of the investment; and
•	the amount of funds available to each program and the length of time such funds have been available for investment.
•	If a subsequent development, such as a delay in the closing of such investment or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and our Advisor, to be more appropriate for a program other than the program that committed to make the investment, our Advisor may determine that another program affiliated with our Advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by our Advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is applied fairly to us.
•	We will not accept goods or services from our Advisor or its affiliates or enter into any other transaction with our Advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

In addition to the foregoing, we entered into an investment opportunity allocation agreement, or the healthcare allocation agreement, between ARC HT II and us, or the ARC Funds, which impacts our ability to make investments in our target assets. Pursuant to the healthcare allocation agreement, until such time as ARC HT II has substantially completed its property acquisitions, ARC HT II is granted priority over us as to any potential healthcare related real estate acquisition, or a proposed healthcare property acquisition, except as may otherwise be agreed upon between the boards of directors of both of the ARC Funds. After such time as ARC HT II has substantially completed its property acquisitions, if either ARC Fund advisor determines that one or more proposed healthcare property acquisitions is appropriate for its ARC Fund, and assuming each ARC Fund has sufficient capital to support such proposed healthcare property acquisition, such proposed healthcare property acquisition will be presented to our board of directors and the board of directors of ARC HT II for a vote on whether to pursue such proposed healthcare property acquisition. If the board of directors of more than one ARC Fund approves to pursue such proposed healthcare property acquisition, then the acquisitions of such properties will be subject to rotation among the ARC Funds, depending on whether the ARC Funds have sufficient capital to acquire all or some of the proposed healthcare property acquisitions and which ARC Fund most recently made a property acquisition. Notwithstanding the foregoing, any priority to proposed healthcare property acquisitions will be lifted in cases in which a proposed healthcare property acquisition would overly concentrate us, ARC HT or ARC HT II in a particular industry, geographical region or tenant.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the year ended December 31, 2014. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of American Realty Capital Healthcare Trust III, Inc.:

We have reviewed and discussed with management American Realty Capital Healthcare Trust III, Inc.’s audited financial statements as of and for the year ended December 31, 2014.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 16, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board.

We have received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in American Realty Capital Healthcare Trust III, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.

Audit Committee
P. Sue Perrotty
B.J. Penn

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED ACCOUNTING FIRM

The audit committee of the Board of Directors has selected and appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our consolidated financial statements for 2015. In connection with the Company’s registration statement on Form S-11 for its initial public offering, Grant Thornton LLP (“Grant Thornton”) served as the Company’s independent registered public accounting firm and audited the Company’s financial statements included in the registration statement as of May 21, 2014 and for the period from April 24, 2014 (date of inception) to May 21, 2014. On January 22, 2015, Grant Thornton resigned, and on February 2, 2015, we engaged KPMG as our independent registered public accounting firm to audit our consolidated financial statements for the period from April 24, 2014 (date of inception) to December 31, 2014. The resignation of Grant Thornton was not the result of any disagreements with Grant Thornton and there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K. KPMG reports directly to our audit committee.

Although ratification by stockholders is not required by law or by our bylaws, the audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

A representative of KPMG will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

No fees for professional services rendered by KPMG were incurred during the year ended December 31, 2014 because we did not engage KPMG until February 2015.

Audit Fees

KPMG’s audit fees for the audit of the Company’s financial statements as of December 31, 2014 and for the period from April 24, 2014 (date of inception) to December 31, 2014 were $50,000.

Audit Related Fees

There were no audit related fees for the year ended December 31, 2014.

Tax Fees

There were no tax fees billed for the year ended December 31, 2014.

All Other Fees

There were no other fees billed for the year ended December 31, 2014.

PRE-APPROVAL POLICIES AND PROCEDURES

In considering the nature of the services provided by the independent auditor, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discusses these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by Grant Thornton and KPMG were pre-approved by the Audit Committee and none were non-audit services.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT AUDITOR.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As of December 31, 2014, our Common Stock was not registered pursuant to Section 12 of the Exchange Act of 1934. Our directors, executive officers and the holders of more than 10% of our Common Stock are not subject to Section 16(a) of the Exchange Act, and they were not required to file reports under Section 16(a) of the Exchange Act for the period from April 24, 2014 (date of inception) to December 31, 2014. We will be subject to Section 16(a) of the Exchange Act once we have filed our Form 8-A with the SEC.

CODE OF ETHICS

The Board of Directors adopted a Code of Ethics effective as of August 20, 2014 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

You may obtain a copy of the Code of Ethics by writing to our secretary at: American Realty Capital Healthcare Trust III, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Thomas P. D‘Arcy. A waiver of the Code of Ethics for our chief executive officer may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law. A waiver of the Code of Ethics for all other employees may be made only by our chief executive officer, chief operating officer or general counsel and shall be discussed with the Board of Directors or a committee of the Board of Directors as appropriate.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2015 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2016 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than December 30, 2015. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the Annual Meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2016 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on November 30, 2015 and ending at 5:00 p.m., Eastern Time, on December 30, 2015. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws, including, without limitation:

1.	as to each director nominee;
•	the name, age, business address, and residence address of the nominee;
•	the class, series and number of any shares of stock of the Company beneficially owned by the nominee;
•	the date such shares were acquired and the investment intent of such acquisitions;
•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required; and
2.	as to any other business that the stockholder proposes to bring before the meeting,
•	a description of the business to be brought before the meeting;
•	the reasons for proposing such business at the meeting;
•	any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any); and
3.	as to the proposing stockholder (and the Stockholder Associated Persons, if any), the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any); and
4.	as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,
•	the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and
5.	to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person acting in concert with the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder and (iii) any person that directly, or indirectly through one or more intermediaries, is controlled by or is under common control with the proposing stockholder or Stockholder Associated Person.

All nominations must also comply with the Company’s charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: American Realty Capital Healthcare Trust III, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022, Attention: Thomas P. D’Arcy (telephone: (212) 415-6500).

By Order of the Board of Directors,

/s/ Thomas P. D’Arcy

Thomas P. D’Arcy
Chief Executive Officer, President and Secretary

Appendix A

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

Audit Committee Charter

Purpose of the Committee

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of American Realty Capital Healthcare Trust III, Inc. (the “Company”). Among other things, the Committee is responsible for oversight of the Company’s independent auditor and internal auditor, as applicable, each of whom shall report directly to the Committee. The Committee shall assist the Board in undertaking and fulfilling its responsibilities in monitoring (i) the Company’s financial reporting process, (ii) the integrity of the financial statements of the Company, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the independence and qualifications of the Company’s independent and internal auditors, as applicable, and (v) the performance of the Company’s independent and internal auditors, as applicable. The Committee shall report regularly to the Board. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, and facilities of the Company and the authority to engage independent counsel and other advisors as it determines is necessary to carry out its duties. The Company shall provide funding required by the Committee to discharge its responsibilities, including the payment of fees and expenses of the Company’s independent and internal auditors, as applicable, and fees and expenses of other advisors and consultants retained by the Committee pursuant to this Charter.

Membership of the Committee

The Committee shall consist of two or more directors, each of whom, in the judgment of the Board, meets the independence requirements of law, rules and regulations applicable to the Company, including the provisions of Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC, each as in effect from time to time. Each member of the Committee shall be financially literate, as determined by the Board. It is the Company’s intention that at least one member of the Committee shall, in the judgment of the Board, have the requisite accounting or financial management expertise to qualify as a “financial expert,” as defined in Section 10A of the Exchange Act and the rules and regulations of the SEC.

Committee members shall not serve on the audit committees of more than two additional public companies during the period of their respective service on the Committee, unless the Board determines that such simultaneous service on the audit committees of more than three public companies would not impair the ability of such member to effectively serve on the Committee.

Powers and Responsibilities of the Committee

The powers and responsibilities of the Committee are set forth below. These are in addition to powers and responsibilities that the members of the Committee may have as directors of the Company or as members of other committees of the Board. The Company’s management and independent auditor are responsible for the planning and conduct of the annual audit of the Company’s financial statements and determining that the Company’s financial statements are complete and accurate and prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”); such function is not the responsibility of the Committee.

The Committee shall:

Relationship with the Company’s Independent Auditor and Internal Auditors

1.	Retain and terminate the Company’s independent auditor (subject in the judgment of the Committee to stockholder ratification). The independent auditor shall report directly to the Committee.
2.	Review with the independent auditor the scope and terms of the prospective annual audit (or other audit, review or attest services for the Company) and approve in advance the estimated fees therefor, and such other matters pertaining to the annual audit (or other audit, review or attest services for the Company) as the Committee may deem appropriate.

3.	Approve the retention of the independent auditor for any non-audit service that is not a prohibited service and the fee for such non-audit service.
4.	Review a report by the independent auditor at least annually, describing the independent auditor’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues, and all relationships between the independent auditor and the Company which may relate to the independent auditor’s independence.
5.	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the independent auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditor’s independence.
6.	Review with the independent auditor, to the extent the independent auditor determines it is appropriate to call to the attention of the Committee, any communications between the Company’s audit team and the independent auditor’s national office regarding auditing or accounting issues presented by the engagement, including matters of audit quality and consistency.
7.	Evaluate the lead audit partner of the independent auditor on the engagement, and ensure that the lead audit partner is rotated every five years.

Audit Oversight

8.	Meet with the independent auditor prior to the annual audit to review the scope, planning and staffing of the audit.
9.	Obtain from the independent auditor assurance of compliance with applicable independence requirements.
10.	Review with the independent auditor the matters required to be discussed by AICPA Statement on Auditing Standards No. 16 relating to the conduct of the audit.
11.	Review with the independent auditor any problems or difficulties the auditor may have encountered and management’s response and any management or internal control letter provided by the auditor and the Company’s response to that letter. Such review should include:
•	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreement with management;
•	Any accounting adjustments that were noted or proposed by the independent auditor but were “passed”;
•	Any changes required in the planned scope of the internal audits; and
•	The internal auditor’s scope of services, staffing and related fees, if applicable.
12.	Resolve disagreements between management and the independent auditor regarding financial reporting.
13.	Set clear hiring policies for employees or former employees of the independent auditor.

Review of Periodic Statements and Disclosures

14.	Meet to review and discuss with management and the independent auditor the annual and quarterly financial statements of the Company, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the results of the independent auditor’s reviews of financial statements, and review the financial statements for inclusion in the Company’s periodic filings with the SEC.
15.	Review analyses prepared by management and the independent auditor of significant accounting and financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of any significant changes in the Company’s selection or application of accounting principles, all critical accounting policies and practices used, any off-balance sheet financial structures, and the effect of alternative GAAP methods on the Company’s financial statements, and of non-GAAP financial measures or information, including the use of “pro forma” or “adjusted” financial data included in financial reporting.
16.	Review matters that have come to the attention of the Committee through reports of management, legal counsel and others, that relate to the status of compliance and anticipated future compliance with laws, regulations, internal policies and controls, and that may be expected to be material to the Company’s financial statements.
17.	Review with management and the independent auditor the potential effect of regulatory and accounting initiatives on the Company’s financial statements.
18.	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Review of Controls

19.	Review and discuss with management, and the independent auditor and internal auditor (as applicable), the adequacy of internal controls and any special audit steps adopted in light of material control deficiencies that could significantly affect the Company’s financial statements.
20.	Review management’s certification of disclosure controls and procedures and internal controls for financial reporting.
21.	Review, at least annually, the then current and future scope of work of the Company’s internal auditor, as applicable, including any procedures for implementation of accepted recommendations made by the internal auditor; and review summaries of any formal audit reports issued by the internal auditor.
22.	Review the appointment and replacement of the internal auditor, as applicable.
23.	Review with the Company’s internal auditor, as applicable, the adequacy of disclosures of insider and affiliated party transactions.
24.	Review policies with respect to major risk assessment and risk management and review with management the steps taken to monitor and control such exposures.

Ongoing Policies

25.	Review reports from management, the independent auditor and internal auditor (if applicable) that the Company is in compliance with applicable legal requirements and the Company’s Code of Business Conduct and Ethics (if applicable). Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethical Conduct (if applicable).
26.	Establish procedures for the (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, each as required by applicable laws, rules and regulations. Set guidelines for a “whistle-blowing” policy for the Company that would (i) establish procedures to facilitate the reporting of information by an employee who observes or becomes aware of unlawful workplace conduct or conduct that may be harmful to the Company and (ii) provide protection to an employee who reports such information.
27.	The Committee may review and approve the Company’s decision to enter into all swap transactions, including, without limitation, non-cleared swaps that are exempt from the clearing and trade execution requirements established under applicable federal law, rules and regulations. The Committee may review and approve swap transactions submitted to it by management on (i) an individual transaction basis or (ii) a blanket basis, with respect to all non-cleared swaps that are exempt from the federal clearing and trade execution requirements, which approval must be reviewed at least annually. Further, the Committee shall, at least annually, review and approve the Company’s current and proposed hedging policies and strategies related to its use of swaps to hedge or mitigate commercial risks.”

Committee Activities

28.	Conduct an annual performance evaluation of the Committee.
29.	Review annually this Charter in light of the operations and responsibilities of the Committee.
30.	Undertake such additional activities within the scope of its functions as the Committee may from time to time determine or as may otherwise be required by law, the Company’s charter, its bylaws or the Board.

Meetings of the Committee

The Committee shall meet as often as it determines is necessary to fulfill its responsibilities, but not less frequently than quarterly. The Committee shall meet periodically and separately from management with the independent auditor and internal auditor. As permitted in Article IV, Section 4 of the Company’s bylaws, any participant in any Committee meeting or review referred to above may participate by telephone conference.

Charter Amendment

This Charter may be amended only by the affirmative majority vote of the Board of Directors.

Miscellaneous

The Company shall indemnify each member of the Committee against any liability or expense actually or reasonably incurred by such person in respect thereof to the extent provided in the Company’s bylaws, the Company’s charter, and elsewhere in the Company’s organizational documents.

The contents of this Charter are not soliciting material, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Charter is first included in the Company’s annual proxy statement filed with the SEC and irrespective of any general incorporation language contained in such filing.

PO BOX 55909, BOSTON, MA 02205-5909

## Your Vote is Important!

### Vote by Internet

Please go to the electronic voting site at www.2voteproxy.com/arc. Follow the on-line instructions. If you vote by internet, you do not have to return your proxy card.

### Vote by Telephone

Please call us toll free at **1-800-830-3542**, and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.

### Vote by Mail

Complete, sign and date your proxy card and return it promptly.

**Please ensure the address below shows through the window of the enclosed postage paid return envelope.**

PROXY TABULATOR
PO BOX 55909
BOSTON, MA 02205-9100

**American Realty Capital Healthcare Trust III, Inc.**

**Annual Meeting of Stockholders**

**June 15, 2015 at 3:45 PM**

**This proxy is solicited by the Board of Directors**

The undersigning hereby appoints Thomas P. D'Arcy and Jason Emala, or one of them, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of American Realty Capital Healthcare Trust III, Inc. (the "Company") to be held at The Core Club, located at 66 E. 55th Street, New York, NY 10022, at 3:45 p.m. (local time) on Monday, June 15, 2015, and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of the proxy a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE PROPOSALS. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to postpone or adjourn the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any postponements or adjournments thereof. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Stock Owner signature Date

Co-Owner signature Date

AR615 - HTIII - V3

## YOUR VOTE IS IMPORTANT!

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice & Proxy Statement, Annual Report is/ are available at:
**www.2voteproxy.com/arc**

Please mark box(es) as shown in this example. [X]

**The Board of Directors recommends you vote FOR the following:**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 1. Election of Directors | | | |
| 1a. William M. Kahane | ☐ | ☐ | ☐ |
| 1b. P. Sue Perrotty | ☐ | ☐ | ☐ |
| 1c. B. J. Penn | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR the following proposal:** | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. Ratification of the appointment of KPMG LLP as the Company's Independent Auditor for 2015 | ☐ | ☐ | ☐ |

NOTE: Other business may properly come before the meeting or any adjournment thereof.

**YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.**

AR615 - HTIII - V3